Exhibit 99.1

THE WENDY’S COMPANY REPORTS PRELIMINARY 2013 RESULTS,

ISSUES 2014 OUTLOOK AND REAFFIRMS LONG-TERM OUTLOOK

COMPANY ANNOUNCES $275 MILLION SHARE REPURCHASE PROGRAM,

EXPECTS TO LAUNCH “DUTCH AUCTION” TENDER ON JAN. 14, 2014

BRAND TRANSFORMATION MOMENTUM CONTINUES,

IMAGE ACTIVATION RESTAURANTS EXPECTED TO MORE THAN DOUBLE IN 2014 AND

SYSTEM OPTIMIZATION INITIATIVE ON SCHEDULE FOR COMPLETION IN Q2 2014

4Q 2013 and Full-Year 2013

•	North America Company-Operated Same-Restaurant-Sales up 3.1% in 4Q 2013; up 1.9% in FY 2013

•	Adjusted EBITDA Down (as expected) 7% to $89.0 Million in 4Q 2013; up 10% to $367.1 Million in FY 2013

•	Adjusted Earnings Per Share of $0.10 to $0.11 in 4Q 2013; $0.29 to $0.30 in FY 2013

•	Share Repurchases of $28 Million in 4Q 2013 and $69 Million in FY 2013

2014 Outlook

•	Company-operated Same-Restaurant Sales of 2.5% to 3.5%

•	Company-operated Restaurant Margin up 140 to 160 bps

•	Adjusted EBITDA of $390 to $400 Million

•	Adjusted Earnings Per Share of $0.34 to $0.36

Long-Term Outlook

•	Company-Operated Same-Restaurant Sales Growth of at least 3%

•	High-Single-Digit to Low-Double-Digit Adjusted EBITDA Growth

•	Mid-Teens Adjusted Earnings Per Share Growth

DUBLIN, Ohio (Jan. 13, 2014) – The Wendy’s Company (NASDAQ: WEN) today reported preliminary unaudited results for the fourth quarter and full year ended Dec. 29, 2013. The Company plans to release its audited financial results on Thursday, Feb. 27, 2014.

See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures included herein (i.e., Adjusted EBITDA and Adjusted Earnings Per Share).

“Wendy’s® made tremendous strategic and financial progress in 2013,” President and Chief Executive Officer Emil Brolick said. “We gained significant traction with consumers through ‘A Cut Above’ brand positioning, accelerated Wendy’s brand transformation with Image Activation and refined our Company-operated restaurant portfolio through System Optimization. These efforts contributed to improving metrics and solid financial performance, highlighted by 2013 North America Company-operated same-restaurant sales growth of 1.9 percent, record average annual sales of $1.51 million at North America Company-operated restaurants, and overall Adjusted EBITDA and Adjusted Earnings Per Share performance well ahead of original expectations.

“As we look to 2014, we expect to deliver 6 to 9 percent Adjusted EBITDA growth, despite the sale of approximately 415 Company-operated restaurants through our System Optimization initiative. We are excited about our product pipeline and marketing plans, and we are optimistic about our ability to execute a more aggressive Image Activation schedule. We expect to more than double the number of system Image Activation restaurants from a total of 300 at the end of 2013, to approximately 700 to 750, or approximately 12 percent of the North America system by the end of 2014,” Brolick said. “Our Brand Transformation and Image Activation strategies continue to enhance our brand in the eyes of consumers by contemporizing the Wendy’s restaurant experience. We expect our strengthening customer connection to support and energize our long-term performance.”

Board Authorizes a $275 Million Share Repurchase Program; Company Expects to Launch “Dutch Auction” Tender on Jan. 14, 2014

The Company’s Board of Directors authorized a new share repurchase program for up to $275 million of the Company’s common stock in 2014, or approximately 8 percent of the Company’s market capitalization as of Jan. 10, 2014. The Company intends to repurchase shares with cash on its balance sheet, which at Dec. 29, 2013, was approximately $580 million. This includes a $40 million cash distribution received in the fourth quarter of 2013 from Arby’s Restaurant Group, Inc., as a result of the Company’s 18.5 percent ownership interest in Arby’s.

As part of the 2014 share repurchase program, the Company expects to commence a “Dutch Auction” tender offer on Jan. 14, 2014, to repurchase up to $275 million of its common stock at a price range between $8.50 and $9.25 per share. The terms and conditions of the anticipated tender offer will be described in an Offer to Purchase and the related Letter of Transmittal that will be distributed to shareholders upon commencement of the tender offer.

“Our recent dividend increases and share repurchases, together with our new share repurchase program, are important elements of our financial management strategy,” Chief Financial Officer Todd Penegor said. “We are confident that our strong balance sheet, financial flexibility and excellent cash flow will enable us to comfortably fund our strong organic growth initiatives, while returning significant capital to shareholders.”

Preliminary Fourth-Quarter 2013 Summary

•	North America Company-operated restaurants generated a same-restaurant sales increase of 3.1 percent, compared to a decrease of 0.2 percent last year. Franchise same-restaurant sales in North America increased 2.8 percent, compared to a decrease of 0.6 percent last year. The strong fourth-quarter same-restaurant sales resulted primarily from the highly successful Pretzel Pub Chicken sandwich and Bacon Portabella Melt on Brioche promotions.

•	Consolidated revenues were $592.4 million compared to $629.9 million last year. The decrease resulted primarily from a reduction in the number of Company-operated restaurants due to the Company’s System Optimization initiative, partially offset by the same-restaurant sales growth, as well as increases in franchise royalties, technical assistance fees and rental income.

•	North America Company-operated restaurant margin was 16.3 percent, an increase of 40 bps compared to 15.9 percent last year. The margin increase was due to same-restaurant sales growth, lower paper and beverage costs, lower labor, and a reduction in breakfast advertising, partially offset by higher commodity costs and higher repair and maintenance expense.

•	Adjusted EBITDA was $89.0 million, a decrease, as expected, of 7.2 percent compared to $95.9 million last year. Significant items impacting 2013 Adjusted EBITDA include higher incentive compensation, professional services and franchise incentives, partially offset by higher franchise revenues as a result of the Company’s System Optimization initiative.

•	Operating profit was $24.1 million compared to $32.3 million last year. Significant items impacting 2013 operating profit include the items mentioned above, in addition to a $16.0 million net gain from facilities actions (primarily from our System Optimization initiative), a $15.9 million impairment of long-lived assets, a $10.7 million increase in depreciation and amortization, and a $9.4 million International goodwill impairment charge. Significant items affecting 2012 operating profit include a $21 million impairment of long-lived assets and $13.5 million in facilities action charges related primarily to facilities relocation, as well as the discontinuation of breakfast at certain restaurants.

•	Net income was $25.2 million to $28.7 million, compared to net income of $26.4 million last year. The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges.

•	Adjusted Earnings Per Share were $0.10 to $0.11, compared to $0.09 last year.

•	Earnings per share were $0.06 to $0.07, compared to $0.07 last year.

Preliminary Full-Year 2013 Summary

•	North America Company-operated restaurants generated a same-restaurant sales increase of 1.9 percent, compared to an increase of 1.6 percent in 2012. Franchise same-restaurant sales in North America increased 1.7 percent, compared to an increase of 1.6 percent in 2012. Same-restaurant sales accelerated in the second half of the year compared to the first half. Driving the positive same-restaurant sales growth was the strong consumer reaction to the Company’s successful 2013 promotions, most notably, the Pretzel Bacon Cheeseburger, Pretzel Pub Chicken sandwich, and Bacon Portabella Melt on Brioche.

•	Consolidated revenues were $2.487 billion, compared to $2.505 billion in 2012. The decrease resulted primarily from a reduction in the number of Company-operated restaurants due to the Company’s System Optimization initiative, partially offset by the same-restaurant sales growth, as well as increased franchise royalties, technical assistance fees and rental income.

•	North America Company-operated restaurant margin was 15.4 percent, an increase of 140 basis points compared to 14.0 percent in 2012. The increase was primarily the result of improved same-restaurant sales, lower paper and beverage costs, lower labor and a reduction in breakfast advertising expense, partially offset by an increase in commodity costs.

•	Adjusted EBITDA was $367.1 million, an increase of 10.1 percent, compared to $333.3 million in 2012.

•	Operating profit was $130.3 million compared to $122.7 million last year. Significant items affecting this year’s reported operating profit include the items mentioned above, in addition to $38.2 million in depreciation for existing assets replaced as part of the Image Activation initiative, $15.7 million in facilities action charges (primarily from our System Optimization initiative), and a $9.4 million International goodwill charge. Among the significant items affecting 2012 reported operating profit were facilities action charges of $41.0 million, which includes the discontinuance of breakfast at certain restaurants, among other items.

•	Net income was $37.6 million to $41.1 million, compared to $7.1 million last year. The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges.

•	Adjusted Earnings Per Share were $0.29 to $0.30 in 2013, compared to $0.17 in 2012.

•	Earnings per share were $0.09 to $0.10 in 2013 compared to $0.02 in 2012.

System Optimization Initiative on Schedule, Expected to Enhance Earnings Quality

The Company has announced that it plans to further optimize its restaurant ownership by selling certain Company-operated restaurants to franchisees. The Company is targeting the second quarter of 2014 for the completion of the sale of about 415 restaurants and anticipates total proceeds of approximately $235 million, including $138 million in 2013. As part of its System Optimization initiative, the Company has sold, or has signed purchase agreements or letters of intent to sell, a total of 384 restaurants as of the end of 2013.

“We are pleased with the strong interest in our System Optimization strategy from new and existing franchisees, which is an affirmation of Wendy’s growth opportunities and brand transformation,” Brolick said. “Furthermore, we view this as an excellent opportunity to recognize franchisees that have demonstrated leadership in operational excellence, maintained strong balance sheets and have an expressed commitment to growth through our Image Activation strategy.

“We expect System Optimization to generate a higher operating margin and stronger free cash flow, while enhancing earnings quality through a more predictable revenue mix,” Brolick said. “We expect System Optimization to be EBITDA neutral on an annualized basis due to lower G&A expense, as well as increased royalties and real estate rental income.”

Image Activation Continues to Drive Compelling Sales Growth

“Our Image Activation program, which started in 2011, has accelerated over the past two years, producing increased traffic and higher sales,” Brolick said. “We have developed a standard, ultra-modern design, with customizable upgrades that provide investment flexibility to meet the needs of our diverse system and provide significant sales and earnings potential. We are confident these design solutions will accommodate 85 to 90 percent of our system.”

The Company is offering a 2014 incentive program to qualified franchisees commencing Image Activation reimages during the year. The estimated 2014 impact of this program is approximately $8 million and includes cash incentives, royalty reductions, and other costs for franchisee planning services and construction support. This compares to 2013 Image Activation cash incentive expense of $9.2 million.

The strong consumer response and solid financials of the Image Activation initiative support the Company’s plans to nearly double the pace in 2014, with the reimaging of 200 Company-operated restaurants, including 35 scrape and rebuilds, as well as the reimaging of 150 to 200 franchise-operated restaurants. This is in addition to the more than 200 Image Activation reimages completed or under construction in 2013.

In addition, the Company also expects to build 15 new Company-operated Image Activation restaurants and expects 45 new franchise-operated Image Activation restaurants to be built in 2014. This is in addition to 26 Company-operated and 11 franchise-operated new builds in 2013.

The Company expects 85 percent of its Company-operated restaurants and 35 percent of the Wendy’s North America system to be reimaged in its Image Activation format by the end of 2017.

Company Issues 2014 Outlook and Reaffirms Long-Term Outlook

For 2014, the Company expects Adjusted EBITDA of approximately $390 million to $400 million, an increase of 6 percent to 9 percent. The Company also expects Adjusted Earnings Per Share of approximately $0.34 to $0.36.

Estimated 2014 Adjusted Earnings Per Share excludes approximately $40 million of anticipated pretax depreciation for existing assets that the Company expects to replace as part of the Image Activation initiative. The Company expects its total 2014 depreciation and amortization expense to decrease approximately 10 percent compared to 2013, including the impact of accelerated depreciation in both years, primarily as a result of the Company’s System Optimization initiative.

Also included in the Company’s 2014 outlook:

•	Average same-restaurant sales growth of approximately 2.5 to 3.5 percent at Company-operated restaurants.

•	Company-operated restaurant margin improvement of approximately 140 to 160 basis points. This estimate includes the benefit of same-restaurant sales increases and cost-savings initiatives. It also assumes flat commodity costs, with higher beef costs offset by lower chicken costs.

•	A reduction in interest expense of approximately $15 million, resulting from the Company’s 2013 debt restructuring.

•	Capital expenditures of approximately $280 to $290 million, including approximately $215 million for Company-operated Image Activation restaurants.

The Company reaffirms its previous long-term outlook of high-single-digit to low-double-digit Adjusted EBITDA growth, as well as mid-teens Adjusted Earnings Per Share growth. This guidance includes the following assumptions:

•	Annual same-restaurant sales growth of at least 3 percent beginning in 2015.

•	Adjusted EBITDA growth at the lower end of this range in 2014 through 2016, when the Company-operated Image Activation program peaks, requiring a temporary increase in growth-oriented capital. Due to the greater number of reimaged restaurants in 2014 and 2015, the Company anticipates an increase in lost operating weeks.

•	Adjusted EBITDA growth at the higher end of this range beginning in 2017, when the number of Company-operated Image Activation restaurants exceeds the number under construction.

“The past three years represented the first phase of our Image Activation strategy and centered on proving our concept, while the second phase accelerates Company-operated restaurant reimaging, which we expect to drive sustained top-line growth and expanded restaurant margin through 2017,” Brolick said. “The third, and largest, phase is the growing franchisee Image Activation, which we expect will provide an even stronger foundation for long-term shareholder returns.”

Domestic and International Restaurant Portfolio

As of Dec. 29, 2013, the Company’s total number of worldwide restaurants was 6,558, including 6,158 in North America and 400 outside of North America.

See appendix for details regarding restaurant openings and closures during 2013, and the company’s outlook for 2014.

Presentation and Webcast Scheduled for 8:30 a.m. Today, Jan. 13

The Company will present its preliminary 2013 results and its 2014 and long-term outlook at 8:30 a.m. ET today, as part of the ICR XChange Investor Conference in Orlando, Fla. The live presentation will be available via webcast from the investor relations section of the Company’s website at www.aboutwendys.com. An archived webcast with the accompanying slides will be available on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).

The Company is currently in the process of finalizing its financial results for the three months and full year ended December 29, 2013. All financial results for those periods included in this news release and the accompanying financial statements are unaudited preliminary estimates and represent the most current information available to management. Therefore, it is possible that actual results may differ materially from these estimates due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months and full year ended December 29, 2013 are finalized. Accordingly, readers should not place undue reliance on these estimates.

In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results (including financial results for the three months and full year ended December 29, 2013), performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the effects of negative publicity that can occur from increased use of social media;

(10)	the availability of suitable locations and terms for the development of new restaurants;

(11)	risks associated with the Image Activation program;

(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(13)	changes in debt, equity and securities markets;

(14)	goodwill and long-lived asset impairments;

(15)	changes in interest rates;

(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement;

(17)	the difficulty in predicting the ultimate costs associated with the sale of restaurants under the Company’s system optimization initiative, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, and the future benefits to the Company’s earnings, restaurant operating margin, cash flow and depreciation;

(18)	the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months and full year ended December 29, 2013 are finalized; and

(19)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission (the SEC), including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants or to complete the Company’s system optimization initiative in accordance with the Company’s expectations. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted Earnings Per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA and Adjusted Earnings Per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA and Adjusted Earnings Per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA and Adjusted Earnings Per Share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures and should not be considered as alternative measures of net income or earnings per share. Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income or earnings per share, or a reconciliation of projected Adjusted EBITDA to projected net income or projected Adjusted Earnings Per Share to projected earnings per share. The Company’s presentation of Adjusted EBITDA and Adjusted Earnings Per Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

Important Information Regarding the Anticipated Tender Offer

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company’s common stock. The anticipated tender offer described in this press release has not yet commenced, and there can be no assurances that the Company will commence the tender offer on the terms described in this press release or at all. If the Company commences the offer, the offer will be made solely by an Offer to Purchase and the related Letter of Transmittal, as they may be amended or supplemented. Stockholders and investors are urged to read the Company’s commencement tender offer statement on Schedule TO anticipated to be filed with the SEC in connection with the offer, which will include as exhibits the Offer to Purchase, the related Letter of Transmittal and other offer materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. If the Company commences the offer, each of these documents will be filed with the SEC, and, when available, investors may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s information agent in connection with the offer.

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes more than 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

Investor Contacts:

Meg Nollen: (614) 764-3300 or meg.nollen@wendys.com

Dave Poplar: (614) 764-3311 or david.poplar@wendys.com

Media Contact:

Bob Bertini: (614) 764-3327 or bob.bertini@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three Month Period Ended December 29, 2013 and December 30, 2012

(In Thousands Except Per Share Amounts)

	Three Months
	Estimated Range
	Low End	High End
	2013	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Sales	$505,929	$505,929	$553,943
Franchise revenues	86,476	86,476	75,936

	592,405	592,405	629,879

Costs and expenses:
Cost of sales	436,437	436,437	464,276
General and administrative	77,169	77,169	69,984
Depreciation and amortization	47,518	47,518	36,840
Facilities action (income) charges, net	(16,040)	(16,040)	13,470
Impairment of long-lived assets	10,552	10,552	13,316
Impairment of goodwill	9,397	9,397	—
Other operating expense (income), net	3,288	3,288	(264)

	568,321	568,321	597,622

Operating profit	24,084	24,084	32,257
Interest expense	(13,464)	(13,464)	(20,801)
Loss on early extinguishment of debt	(7,544)	(7,544)	—
Investment income, net	21,202	21,202	6,786
Other income (expense), net	233	233	551

Income (loss) from continuing operations before income taxes and noncontrolling interests	24,511	24,511	18,793
Benefit from (provision for) income taxes	527	4,027	6,616

Income from continuing operations	25,038	28,538	25,409
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	(266)	1,167
Loss on disposal of discontinued operations, net of income taxes	—	—	(188)

Net (loss) income from discontinued operations	(266)	(266)	979

Net income	24,772	28,272	26,388
Net loss (income) attributable to noncontrolling interests	410	410	—

Net income attributable to The Wendy’s Company	$25,182	$28,682	$26,388

Basic and diluted income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.06	$0.07	$0.07
Discontinued operations	(0.00)	(0.00)	0.00
Net income	$0.06	$0.07	$0.07

Number of shares used to calculate basic income (loss) per share	392,088	392,088	391,013

Number of shares used to calculate diluted income per share	400,416	400,416	392,640

Explanatory Note: The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges. The above table shows the low and high ends of the estimated range.

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Twelve Month Period Ended December 29, 2013 and December 30, 2012

(In Thousands Except Per Share Amounts)

	Twelve Months
	Estimated Range
	Low End	High End
	2013	2013	2012
	(Unaudited)	(Unaudited)
Revenues:
Sales	$2,165,829	$2,165,829	$2,198,323
Franchise revenues	321,581	321,581	306,919

	2,487,410	2,487,410	2,505,242

Costs and expenses:
Cost of sales	1,839,740	1,839,740	1,881,248
General and administrative	293,792	293,792	287,808
Depreciation and amortization	182,359	182,359	146,976
Facilities action (income) charges, net	15,650	15,650	41,031
Impairment of long-lived assets	15,879	15,879	21,097
Impairment of goodwill	9,397	9,397	—
Other operating expense (income), net	245	245	4,335

	2,357,062	2,357,062	2,382,495

Operating profit	130,348	130,348	122,747
Interest expense	(69,012)	(69,012)	(98,604)
Loss on early extinguishment of debt	(28,563)	(28,563)	(75,076)
Investment income, net	23,565	23,565	36,243
Other income (expense), net	(2,080)	(2,080)	1,565

Income (loss) from continuing operations before income taxes and noncontrolling interests	54,258	54,258	(13,125)
Benefit from (provision for) income taxes	(17,247)	(13,747)	21,083

Income from continuing operations	37,011	40,511	7,958
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	(266)	1,951
Loss on disposal of discontinued operations, net of income taxes	—	—	(442)

Net (loss) income from discontinued operations	(266)	(266)	1,509

Net income	36,745	40,245	9,467
Net loss (income) attributable to noncontrolling interests	855	855	(2,384)

Net income attributable to The Wendy’s Company	$37,600	$41,100	$7,083

Basic and diluted income (loss) per share attributable to The Wendy’s Company:
Continuing operations	$0.09	$0.10	$0.02
Discontinued operations	(0.00)	(0.00)	0.00
Net income	$0.09	$0.10	$0.02

Number of shares used to calculate basic income (loss) per share	392,585	392,585	390,275

Number of shares used to calculate diluted income per share	398,680	398,680	392,140

Explanatory Note: The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges. The above table shows the low and high ends of the estimated range.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Three Months
	Estimated Range
	Low End	High End
	2013	2013	2012
Adjusted EBITDA from continuing operations	$89,011	$89,011	$95,883
(Less) plus:
Pension withdrawal expense in cost of sales	(13,500)	(13,500)	—
Depreciation and amortization	(47,518)	(47,518)	(36,840)
Facilities action (income) charges, net	16,040	16,040	(13,470)
Impairment of long-lived assets	(10,552)	(10,552)	(13,316)
Impairment of goodwill	(9,397)	(9,397)	—
Costs associated with closed restaurants in other operating expense (income), net	—	—	—

Operating profit	24,084	24,084	32,257

Interest expense	(13,464)	(13,464)	(20,801)
Loss on early extinguishment of debt	(7,544)	(7,544)	—
Investment income, net	21,202	21,202	6,786
Other income (expense), net	233	233	551

Income (loss) from continuing operations before income taxes and noncontrolling interests	24,511	24,511	18,793
Benefit from (provision for) income taxes	527	4,027	6,616

Income from continuing operations	25,038	28,538	25,409
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	(266)	1,167
Loss on disposal of discontinued operations, net of income taxes	—	—	(188)

Net (loss) income from discontinued operations	(266)	(266)	979

Net income	24,772	28,272	26,388
Net loss (income) attributable to noncontrolling interests	410	410	—

Net income attributable to The Wendy’s Company	$25,182	$28,682	$26,388

Explanatory Note: The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges. The above table shows the low and high ends of the estimated range.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income Attributable to The Wendy’s Company

(In Thousands)

(Unaudited)

	Twelve Months
	Estimated Range
	Low End	High End
	2013	2013	2012
Adjusted EBITDA from continuing operations	$367,133	$367,133	$333,328
(Less) plus:
Pension withdrawal expense in cost of sales	(13,500)	(13,500)	—
Depreciation and amortization	(182,359)	(182,359)	(146,976)
Facilities action (income) charges, net	(15,650)	(15,650)	(41,031)
Impairment of long-lived assets	(15,879)	(15,879)	(21,097)
Impairment of goodwill	(9,397)	(9,397)	—
Costs associated with closed restaurants in other operating expense (income), net	—	—	(1,477)

Operating profit	130,348	130,348	122,747

Interest expense	(69,012)	(69,012)	(98,604)
Loss on early extinguishment of debt	(28,563)	(28,563)	(75,076)
Investment income, net	23,565	23,565	36,243
Other income (expense), net	(2,080)	(2,080)	1,565

Income (loss) from continuing operations before income taxes and noncontrolling interests	54,258	54,258	(13,125)
Benefit from (provision for) income taxes	(17,247)	(13,747)	21,083

Income from continuing operations	37,011	40,511	7,958
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(266)	(266)	1,951
Loss on disposal of discontinued operations, net of income taxes	—	—	(442)

Net (loss) income from discontinued operations	(266)	(266)	1,509

Net income	36,745	40,245	9,467
Net loss (income) attributable to noncontrolling interests	855	855	(2,384)

Net income attributable to The Wendy’s Company	$37,600	$41,100	$7,083

Explanatory Note: The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges. The above table shows the low and high ends of the estimated range.

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from Continuing Operations to

Net Income and Earnings Per Share Attributable to The Wendy’s Company

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	Estimated Range
	Low End		High End
	2013		2013		2012
		Per share		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$40,976	$0.10	$44,476	$0.11	$33,629	$0.09

(Less) plus:
Impairment of goodwill	(9,207)	(0.02)	(9,207)	(0.02)	—	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	(8,510)	(0.02)	(8,510)	(0.02)	—	—
Pension withdrawal expense in cost of sales	(8,286)	(0.02)	(8,286)	(0.02)	—	—
Impairment of long-lived assets	(6,567)	(0.02)	(6,567)	(0.02)	(8,216)	(0.02)
Loss on early extinguishment of debt	(4,692)	(0.01)	(4,692)	(0.01)	—	—
Facilities action (income) charges, net	6,774	0.02	6,774	0.02	(8,311)	(0.02)
Dividends from Arby’s	14,550	0.03	14,550	0.03	2,868	0.01
Benefits of prior years’ tax matters	—	—	—	—	5,439	0.01

Total adjustments	(15,938)	(0.04)	(15,938)	(0.04)	(8,220)	(0.02)

Income from continuing operations	25,038	0.06	28,538	0.07	25,409	0.07
Net (loss) income from discontinued operations	(266)	(0.00)	(266)	(0.00)	979	0.00

Net income	24,772	0.06	28,272	0.07	26,388	0.07
Net loss attributable to noncontrolling interests	410	0.00	410	0.00	—	—

Net income and earnings per share attributable to The Wendy’s Company	$25,182	$0.06	$28,682	$0.07	$26,388	$0.07

	Twelve Months
	Estimated Range
	Low End		High End
	2013		2013		2012
		Per share		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$116,108	$0.29	$119,608	$0.30	$65,316	$0.17

(Less) plus:
Facilities action (income) charges, net	(24,101)	(0.06)	(24,101)	(0.06)	(25,349)	(0.07)
Depreciation of assets that will be replaced as part of the Image Activation initiative	(23,822)	(0.06)	(23,822)	(0.06)	—	—
Loss on early extinguishment of debt	(17,829)	(0.05)	(17,829)	(0.05)	(46,547)	(0.12)
Impairment of long-lived assets	(9,899)	(0.02)	(9,899)	(0.02)	(13,017)	(0.04)
Impairment of goodwill	(9,207)	(0.02)	(9,207)	(0.02)	—	—
Pension withdrawal expense in cost of sales	(8,286)	(0.02)	(8,286)	(0.02)	—	—
(Loss) gain on sale of investment, net	(503)	(0.00)	(503)	(0.00)	17,978	0.05
Dividends from Arby’s	14,550	0.03	14,550	0.03	2,868	0.01
Benefits of prior years’ tax matters	—	—	—	—	7,620	0.02
Costs associated with closed restaurants in other operating expense (income), net	—	—	—	—	(911)	(0.00)

Total adjustments	(79,097)	(0.20)	(79,097)	(0.20)	(57,358)	(0.15)

Income from continuing operations	37,011	0.09	40,511	0.10	7,958	0.02
Net (loss) income from discontinued operations	(266)	(0.00)	(266)	(0.00)	1,509	0.00

Net income	36,745	0.09	40,245	0.10	9,467	0.02
Net loss (income) attributable to noncontrolling interests	855	0.00	855	0.00	(2,384)	(0.00)

Net income and earnings per share attributable to The Wendy’s Company	$37,600	$0.09	$41,100	$0.10	$7,083	$0.02

Explanatory Note: The Company has not yet completed its tax closing procedures for 2013. As a result, the Company is reporting 2013 net income, Adjusted Earnings Per Share, and earnings per share as ranges. The above table shows the low and high ends of the estimated range.

Restaurant Development	FY 2013	FY 2014 Outlook
North America Company openings	26	15
North America Company closures	(27)	(20)

North America Company net	(1)	(5)
North America Franchisee openings	35	45
North America Franchisee closures	(62)	(110)

North America Franchisee net	(27)	(65)

NORTH AMERICA SYSTEM TOTAL	(28)	(70)
International Franchise openings	42	57
International Franchise closures	(16)	(28)

INTERNATIONAL TOTAL	26	29